Exhibit 10.9

THE FINISH LINE, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

Pursuant to the

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

This Non-Qualified Stock Option Agreement (“Agreement”) is made and entered into as the Date of Grant indicated below by and between The Finish Line, Inc., a Delaware corporation (the “Company”), and the person named below as Optionee.

WHEREAS, Optionee is a non-employee director (“Non-Employee Director”) of the Company; and

WHEREAS, pursuant to the Company’s Non-Employee Director Stock Option Plan (the “Plan”), an option to purchase shares of the Class A Common, $.01 par value, of the Company (the “Class A Common Shares”), has been granted to Optionee on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

1. Grant of Option; Certain Terms and Conditions. The Company hereby grants to Optionee, and Optionee hereby accepts, as of the Date of Grant indicated below, an option (the “Option”) to purchase the number of Class A Common Shares indicated below (the “Option Shares”) at the Exercise Price per share indicated below. The Option shall expire at 5:00 p.m., Indianapolis time, on the Expiration Date indicated below and shall be subject to all of the terms and conditions set forth in this Agreement.

Optionee:

Date of Grant:

Number of Class

A Common Shares

Purchasable:

Exercise Price

Per Share:

Expiration Date:

Vesting Rate:

2. Non-Qualified Stock Option.

The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (the “Code”).

3. Acceleration and Termination of Option.

(a) Termination of Directorship Status. If Optionee ceases to be a Non-Employee Director for any reason, then the Option shall terminate on the earlier of the Expiration Date or the first anniversary of the date upon which Optionee ceases to be a Non-Employee Director.

(b) Death Following Termination. Notwithstanding anything to the contrary in this Agreement, if Optionee shall die at any time after the date on which he ceases to be a Non-Employee Director and prior to the Expiration Date, then, the remaining vested but unexercised portion of this Option shall terminate on the earlier of the Expiration Date or the first anniversary of the date of such death.

(c) Acceleration of Option. The Option shall become fully exercisable immediately prior to a Change in Control. A Change in Control shall mean: a reorganization, merger (not including a merger to effectuate a reincorporation of the Company) or consolidation of the Company as a result of which the outstanding securities of the class then subject to the Plan are exchanged for or converted into cash, property an/or securities not issued by the Company, unless such reorganization, merger or consolidation shall have been affirmatively recommended to the stockholders of the Company by the Board.

(d) Termination of Option. The Option shall terminate upon the occurrence of a Termination Event. A Termination Event shall mean either:

(i) the dissolution or liquidation of the Company;

(ii) a reorganization, merger (not including a merger to effectuate a reincorporation of the Company) or consolidation of the Company as a result of which the outstanding securities of the class then subject to the Plan are exchanged for or converted into cash, property and/or securities not issued by the Company, which reorganization, merger or consolidation shall have been affirmatively recommended to the stockholders of the Company by the Board, unless the terms of such reorganization, merger or consolidation shall provide otherwise; or

(iii) a sale of all or substantially all of the property and assets of the Company, unless the terms of such sale shall provide otherwise.

4. Adjustments. In the event that the Class A Common Shares are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding Class A Common Shares, in either case as a result of a restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless such transaction shall provide otherwise, the Board shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may be acquired upon the exercise in full of the Option.

Notwithstanding the above, in the event the Company engages in a recapitalization or similar transaction wherein its Class A Common Shares are divided into two classes with different voting rights, the Option shall be exercisable into that class of common stock having fewer votes per share.

5. Exercise. The Option shall be exercisable during Optionee’s lifetime only by Optionee or by his or her guardian or legal representative, and after Optionee’s death only by the person or entity entitled to do so under Optionee’s last will and testament or applicable intestate law. The Option may only be exercised by the delivery to the Company of a written notice of such exercise pursuant to the notice procedures set forth in Section 7 hereof, which notice shall specify the number of Option Shares to be purchased (the “Purchased Shares”) and the aggregate Exercise Price for such shares (the “Exercise Price”), together with payment in full of such aggregate Exercise Price in cash or check payable to the Company.

6. Payment of Withholding Taxes. If the Company becomes obligated to withhold an amount on account of any federal, state or local income tax imposed as a result of the exercise of the Option (such amount shall be referred to herein as the “Withholding Liability”), Optionee shall pay the Withholding Liability to the Company in full in cash or check payable to the Company on the first date upon which the Company becomes obligated to pay such amount withheld to the appropriate taxing authority, and the Company may delay issuing the Class A Common Shares pursuant to such exercise until it receives the Withholding Liability from Optionee.

7. Notices. Any notices given to the Company shall be addressed to the Company at 3308 North Mitthoeffer Road, Indianapolis, Indiana 46236, Attention: Secretary, and to Optionee at the address set forth below Optionee’s signature hereto, or at such other address as Optionee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when sent by prepaid certified or registered mail and deposited in a post office or branch post office regularly maintained by the United States Government.

8. Stock Exchange Requirements; Applicable Laws. Notwithstanding anything to the contrary in this Agreement, no shares of stock purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to or listed under each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company such issuances would be in violation of any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

9. Nontransferrability. Neither the Option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

10. The Plan. THE OPTION IS GRANTED PURSUANT TO THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN, AS IN EFFECT ON THE DATE OF GRANT, AND IS SUBJECT TO ALL THE TERMS AND CONDITIONS OF THE PLAN AS THE SAME MAY BE AMENDED FROM TIME TO TIME; PROVIDED, HOWEVER, THAT NO SUCH AMENDMENT SHALL DEPRIVE OPTIONEE, WITHOUT HIS OR HER CONSENT, OF THE OPTION OR OF ANY OF OPTIONEE’S RIGHTS UNDER THIS AGREEMENT. THE INTERPRETATION AND CONSTRUCTION BY THE BOARD OF THE PLAN, THIS

AGREEMENT, THE OPTION AND SUCH RULES AND REGULATIONS AS MAY BE ADOPTED BY THE BOARD FOR THE PURPOSE OF ADMINISTERING THE PLAN SHALL BE FINAL AND BINDING UPON OPTIONEE. UNTIL THE OPTION SHALL EXPIRE, TERMINATE OR BE EXERCISED IN FULL, THE COMPANY SHALL, UPON WRITTEN REQUEST THEREFORE, SEND A COPY OF THE PLAN, IN ITS THEN-CURRENT FORM, TO OPTIONEE OR ANY OTHER PERSON OR ENTITY THEN ENTITLED TO EXERCISE THE OPTION.

11. Fractional Shares. The Company shall not be required to issue a fraction of a Class A Common Share in connection with the exercise of the Option. In any case where the Optionee would be entitled to receive a fraction of a Class A Common Share upon the exercise of the Option, the Company shall instead, upon the exercise of the Option, issue the largest whole number of Class A Common Shares purchasable upon exercise of the Option, and pay to the Optionee in cash the Fair Market Value (as determined by the Board) of such fraction of a Class A Common Share at the time of exercise of the Option.

12. Stockholder Rights. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

13. Governing Law. This Agreement and the Option granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

14. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the matters covered herein and supersedes all prior written or oral agreements or understandings of the parties with respect to the matters covered herein.

IN WITNESS WHEREOF, the Company and Optionee have duly executed this Agreement as of the Date of Grant.

THE FINISH LINE, INC.		OPTIONEE

By
NAME:	Steven J. Schneider	Signature
TITLE:	Sr. Vice President Finance

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